                    SUMMIT TECHNOLOGY, INC. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                   BALANCE SHEETS (IN THOUSANDS, EXCEPT SHARE
                             AND PER SHARE AMOUNTS)

                                                                    DECEMBER 31,
                                                                            1999
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ASSETS

Current assets:
      Cash and cash equivalents                                       $ 69,303
      Short-term investments                                             5,730
      Receivables, net of allowances                                    18,391
      Inventories                                                       20,869
      Other current assets                                               3,204
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                Total current assets                                   117,497

Long-term investments                                                   30,948
Property and equipment, net                                             19,122
Patents and other intangibles, net                                       8,502
Purchased technologies, net                                             26,851
Goodwill, net                                                           53,859
Other assets                                                             5,139
Net assets of discontinued operations (Note 4)                             470
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                TOTAL ASSETS                                          $262,388
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LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                $  6,353
      Accrued expenses                                                   8,062
      Current maturities of long-term debt                               1,093
      Deferred revenue                                                   3,291
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                Total current liabilities                               18,799
Deferred revenue - noncurrent                                              677
Deferred tax liabilities - noncurrent                                    4,786
Long-term debt, less current maturities                                  1,958
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                Total liabilities                                     $ 26,220
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Commitments and contingencies

Stockholders' equity:
      Preferred stock, $.01 par value.
       Authorized 5,000,000 shares; none issued                             --
      Common stock, $.01 par value.  Authorized 100,000,000 shares;
           issued 46,992,169 shares in 1999; outstanding 46,827,454
           shares in 1999                                                  470
      Additional paid-in capital                                       271,414
      Accumulated deficit                                              (43,244)
      Accumulated other comprehensive income                             8,336
      Treasury stock, at cost, 164,715 shares                             (808)
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                Total stockholders' equity                             236,168
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                TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $262,388
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


                    SUMMIT TECHNOLOGY, INC. AND SUBSIDIARIES
       Unaudited Pro forma Condensed Consolidated Statement of Operations

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                TWELVE MONTHS
                                                              ENDED DECEMBER 31,
                                                                    1999
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Revenues:
  Systems                                                           $ 18,267
  License fees, service and other                                     45,946
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                  Total revenues                                      64,213
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Cost of revenues:
  Systems                                                             13,327
  License fees, service and other                                     22,177
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                  Total cost of revenues                              35,504
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Gross profit                                                          28,709
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Operating expenses:
  Selling, general and administrative                                 28,372
  Research, development and regulatory                                14,201
  Acquired in-process research & development                          19,800
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                  Total operating expenses                            62,373
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Operating loss from continuing operations                            (33,664)

Interest income                                                        3,202
Interest expense                                                        (290)
Other income (expense)                                                 2,089
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Loss from continuing operations                                      (28,663)
  before provision for income taxes
Provision for income taxes                                               375
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Loss from continuing operations                                      (29,038)
Income from discontinued operations                                    6,013
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Net loss                                                            $(23,025)
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Basic and diluted earnings (loss) per share:

Loss per share from continuing operations                           $  (0.72)
Income per share from discontinued operations                           0.15
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Net loss per share                                                  $  (0.57)
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Weighted average number of common shares:
  Basic                                                               40,436
  Effect of dilutive securities outstanding                               --
                                                                     -------
  Diluted                                                             40,436
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